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                                                                EXHIBIT 23(E)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 1997 (except for Note B, as to which the date is July 16, 1997), included in the Joint Proxy Statement/Prospectus of The B.F.Goodrich Company and Rohr, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of The
B.F.Goodrich Company for the registration of 23,047,514 shares of its common stock.


                                                    /s/ ERNST & YOUNG LLP


Cleveland, Ohio
November 10, 1997